Filed Pursuant to Rule 424(b)(5)

Registration No. 333-281939

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 5, 2024)

AST SPACEMOBILE, INC.

9,450,268 Shares

Class A Common Stock

We are offering 9,450,268 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), in a registered direct offering to a limited number of purchasers pursuant to this prospectus supplement and the accompanying prospectus at a price of $53.22 per share.

Our Class A Common Stock is traded on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ASTS.” On June 24, 2025, the last reported sale price on Nasdaq of our Class A Common Stock was $53.22 per share.

Investing in our Class A Common Stock involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-8 of this prospectus supplement, and in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 10-K”) and in our Form 10-Q for the quarterly period ended March 31, 2025 (the “Q1 10-Q 2025”) and other reports incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of the factors you should carefully consider before deciding to invest in our Class A Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of our Class A Common Stock, or determined if this prospectus supplement or the accompanying prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Registered direct offering price	$53.22	$502,943,262.96
Proceeds, before expenses, to us	$53.22	$502,943,262.96

In this placement, UBS Securities LLC will act as our exclusive placement agent (in such capacity, the “placement agent”) and as financial advisor with respect to the shares of our Class A Common Stock offered by this prospectus supplement. The placement agent is not required to sell any minimum number or dollar amount of shares of our Class A Common Stock but will use its reasonable efforts to solicit offers for the purchases of the shares of the Class A Common Stock offered hereby. There is no assurance that any such shares of Class A Common Stock will be sold.

We expect to deliver the shares of our Class A Common Stock to purchasers on or about July 1, 2025, which will be the fourth trading day following the initial trade date for the shares of Class A Common Stock offered hereby (this settlement cycle being referred to as “T+4”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the shares who wish to trade the shares prior to the business day preceding the settlement date should consult their own advisors.

Placement Agent and Financial Advisor

UBS Investment Bank

Financial Advisor

ICR Capital LLC

The date of this prospectus supplement is June 25, 2025.

Prospectus Supplement

Prospectus

TRADEMARKS

This document contains references to trademarks and service marks belonging to us or to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the accompanying prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we or the applicable licensor will not assert, to the fullest extent under applicable law, rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this prospectus supplement to:

●	“A&R Operating Agreement” refers to that certain Fifth Amended and Restated Limited Liability Company Operating Agreement of AST LLC.

●	“AST LLC” refers to AST & Science, LLC, a Delaware limited liability corporation.

●	“AST LLC Common Unit” means a unit of ownership interest in AST LLC, which entitles the holder thereof to the distributions, allocations and other rights under the A&R Operating Agreement.

●	“AT&T” refers to AT&T Venture Investments, Inc., AT&T Services, Inc. and AT&T, Inc.

●	“BB satellites” refers to our BlueBird satellites.

●	“Block 1 BB satellites” refers to our first generation of commercial BB satellites.

●	“Block 2 BB satellites” refers to our next generation of commercial BB satellites.

●	“Board of Directors” refers to our board of directors.

●	“Cellular Broadband” refers to cellular communications at 4G LTE/5G speeds.

●	“Class A Common Stock” means the shares of class A common stock, par value $0.0001 per share, of the Company.

●	“Class B Common Stock” means the shares of class B common stock, par value $0.0001 per share, of the Company.

●	“Class C Common Stock” means the shares of class C common stock, par value $0.0001 per share, of the Company.

●	“Common Stock” refers collectively to Class A Common Stock, Class B Common Stock and Class C Common Stock.

●	“Continuous SpaceMobile Service” with respect to a particular geographical market means close to 100% reliable persistent service across the geographical areas within certain latitudes and a substantially high degree of reliable persistent service across the remaining geographical areas outside the said latitudes.

●	“Google” refers to Google LLC, a Delaware limited liability company.

●	“Ligado” refers collectively to Ligado Networks LLC and certain of its direct and indirect subsidiaries.

●	“MNOs” refers to Mobile Network Operators.

●	“Penny Warrants” refers to the warrants issued by the Company to Ligado that allow Ligado to purchase 4,714,226 shares of Class A Common Stock at an exercise price per share equal to $0.01 per share, subject to a 12-month lock-up.

●	“Private Placement Warrants” refers to the warrants sold by the Company in connection with its initial public offering which were issued pursuant to the Warrant Agreement.

●	“Rakuten Inc.” refers to Rakuten Mobile, Inc., a Japanese corporation.

●	“Redemption Election Committee” refers to the Redemption Election Committee of our Board of Directors that is responsible for determining whether, in connection with the redemption of AST LLC’s Common Units by a holder thereof, we, in our capacity as managing member of AST LLC, should elect to redeem such Common Units for cash or shares of Class A Common Stock.

●	“SpaceMobile Service” refers to the mobile broadband network that is expected to provide connectivity to standard, unmodified, off-the-shelf mobile phones or 2G/4G LTE/5G devices from the Company’s satellite network.

●	“Verizon” collectively refers to Cellco Partnership, a Delaware general partnership doing business as Verizon Wireless, and its controlled and/or managed affiliates and Verizon Communications Inc.

●	“Vodafone” refers to Vodafone Ventures Limited, a private limited company incorporated under the laws of England and Wales, and Vodafone Procurement Company S.à r.l.

●	“Warrant Agreement” refers to that certain Warrant Agreement, dated as of September 13, 2019, between Continental Stock Transfer & Trust Company and the Company.

●	“2G” and “5G” each refer to generations of mobile technology.

●	“4G LTE” refers to fourth generation long-term evolution.

Additionally, references in this prospectus supplement to “SpaceMobile,” the “Company,” the “registrant,” “we,” “us” and “our” refer to AST SpaceMobile, Inc. (formerly known as New Providence Acquisition Corp.), and references to our “management” refer to our officers and directors.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this placement of our Class A Common Stock. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this placement of our Class A Common Stock. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus. By using a shelf registration statement, we may from time to time offer and sell any securities or combination of the securities described in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus or with any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement entitled “Where You Can Find More Information; Incorporation of Documents by Reference.”

We have not, and the placement agent has not, authorized anyone to provide you any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the placement agent take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any sale of our Class A Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this placement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this placement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this placement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement and the accompanying prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek,” “plan,” “predict,” “potential,” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus supplement and the accompanying prospectus may include, for example, statements about:

●	our strategies and future financial performance, including our business plans or objectives, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash and capital expenditures;

●	expected functionality of the SpaceMobile Service;

●	the timing of the assembly, integration and testing as well as regulatory approvals for the launch of our Block 2 BB satellites;

●	anticipated timing and level of deployment of satellites and anticipated developments in technology included in our satellites;

●	anticipated demand and acceptance of mobile satellite services;

●	anticipated costs necessary to execute our business plan, many of which are preliminary estimates subject to change based upon a variety of factors, including but not limited to our success in deploying and testing our constellation of satellites;

●	anticipated timing of our needs for capital or expected incurrence of future costs;

●	prospective performance and commercial opportunities and competitors;

●	our ability to continue to raise funds to finance our operating expenses, working capital and capital expenditures;

●	commercial partnership acquisition and retention;

●	the negotiation of definitive agreements with MNOs and governmental entities relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our expansion plans and opportunities, including the size of our addressable market;

●	our ability to comply with domestic and foreign regulatory regimes and the timing of obtaining regulatory approvals;

●	changes in applicable laws or regulations;

●	our ability to invest in growth initiatives and enter into new geographic markets;

●	the possibility we may be adversely affected by other economic, business, and/or competitive factors;

●	the outcome of any legal proceedings that may be instituted against us;

●	our ability to deal appropriately with conflicts of interest in the ordinary course of our business;

●	our ability to consummate the proposed strategic transaction with Ligado, including our ability to realize the anticipated benefits of our proposed transaction with Ligado and to raise the contemplated financing to fund such transaction;

●	changes in U.S. trade policy, including changes to existing trade agreements and any resulting changes in international trade relations;

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●	our ability to consummate this placement;

●	the anticipated use of the net proceeds from this placement;

●	our proposed repurchase of our 4.25% Convertible Senior Notes due 2032 and potential effects on the trading price of our Class A Common Stock; and

●	other factors detailed under the section entitled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement and the accompanying base prospectus and the information incorporated by reference into this prospectus supplement and the accompanying base prospectus.

We have based the forward-looking statements contained in this prospectus supplement and the information incorporated by reference into this prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. However, the outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors and actual results, events or circumstances could differ materially from those described in the forward-looking statements. Factors that could cause such differences include, but are not limited to: (i) expectations regarding AST SpaceMobile’s strategies and future financial performance, including AST’s future business plans or objectives, expected functionality of the SpaceMobile Service, anticipated timing of the launch of the Block 2 BlueBird satellites, anticipated demand and acceptance of mobile satellite services, prospective performance and commercial opportunities and competitors, the timing of obtaining regulatory approvals, ability to finance its research and development activities, commercial partnership acquisition and retention, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and AST SpaceMobile’s ability to invest in growth initiatives; (ii) the negotiation of definitive agreements with mobile network operators relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding and the ability to enter into commercial agreements with other parties or government entities; (iii) the ability of AST SpaceMobile to grow and manage growth profitably and retain its key employees and AST SpaceMobile’s responses to actions of its competitors and its ability to effectively compete; (iv) changes in applicable laws or regulations; (v) the possibility that AST SpaceMobile may be adversely affected by other economic, business, and/or competitive factors; (vi) the outcome of any legal proceedings that may be instituted against AST SpaceMobile; (vii) risks related to our ability to consummate our proposed transaction with Ligado; (viii) risks related to our ability to realize the anticipated benefits of our proposed transaction with Ligado and to raise the contemplated financing to fund such transaction; and (ix) other risks and uncertainties indicated in this prospectus supplement and the company’s filings with the Securities and Exchange Commission (the “SEC”), including those in the Risk Factors section of AST SpaceMobile’s latest Form 10-K and Form 10-Q.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date on which such statements were made. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus supplement and the documents incorporated by reference into this prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement and the documents incorporated by reference into this prospectus supplement to reflect events or circumstances after the date of this prospectus supplement or to reflect new information, actual results, revised expectations, or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all of the information that you should consider before investing in our Class A Common Stock as part of this placement. Before making an investment decision, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein.

Our Company

We are building the first and only global Cellular Broadband network in space to be accessible directly by everyday smartphones (2G/4G-LTE/5G devices) for commercial use, and other applications for government use utilizing our extensive intellectual property (“IP”) and patent portfolio. The SpaceMobile Service is being designed to provide cost-effective, high-speed Cellular Broadband services to end-users who are out of terrestrial cellular coverage using existing mobile devices. The SpaceMobile Service currently is planned to be provided by a constellation of high-powered, large phased-array satellites in low Earth orbit (“LEO”) using low-band and mid-band spectrum controlled by Mobile Network Operators (“MNOs”). On March 22, 2025, we and certain of our subsidiaries entered into certain definitive agreements with Ligado for usage rights for mid-band spectrum, which were approved by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on June 23, 2025. Subject to the completion of certain conditions, including regulatory approval, as a result of the transaction with Ligado, we expect our network will be enhanced by our long-term access to up to 45 MHz of the lower mid-band satellite spectrum in the United States and Canada through our usage agreements. As of March 31, 2025, our IP portfolio consists of more than 3,650 patent and patent pending claims worldwide, of which approximately 1,650 have been officially granted or allowed. This includes 36 patent families worldwide. Our patents have various terms expiring starting 2039. We are headquartered in Texas where we operate 194,000 square feet satellite assembly, integrating and testing (“AIT”) facilities.

We intend to work with MNOs to offer the SpaceMobile Service to the MNOs’ end-user customers. Our vision is that users will not need to subscribe to the SpaceMobile Service directly through us, nor will they need to purchase any new or additional equipment. Instead, users will be able to access the SpaceMobile Service when prompted on their mobile device that they are no longer within range of the land-based facilities of the MNOs or will be able to purchase a plan directly with their existing mobile provider. We intend to seek to use a revenue-sharing business model for the SpaceMobile Service in our agreements with MNOs.

The SpaceMobile Service is expected to be highly attractive to MNOs as it will enable them to improve and differentiate their service offering without significant incremental capital investments. The SpaceMobile Service is expected to enable MNOs to augment and extend their coverage without building towers or other land-based infrastructure, including where it is not cost-justified or is difficult due to geographical challenges. As a result of the incremental coverage created by the planned SpaceMobile Service, we believe that MNOs will have the opportunity to increase subscribers’ average revenue per user.

We also intend to leverage our patented technology, including large phased array and high power capability BB satellites, for a variety of applications in the government sector. To this end, we have entered into agreements with prime contractors for the United States (“U.S.”) government to perform certain tasks, including a new contract award entered in February 2025 with the United States Space Development Agency (“SDA”) through a prime contractor with total expected revenue of $43.0 million to provide certain testing services utilizing the five Block 1 BB satellites (defined below) and one next generation Block 2 BB satellite and a new contract award entered in April 2025 with the Defense Innovation Unit (“DIU”) through a prime contractor with total expected revenue of up to approximately $20.0 million for SpaceMobile capabilities with multiple U.S. government agencies in support of government communications over land, sea, and air. We intend to seek to enter into other similar agreements with the U.S. government, either directly or through prime contractors, to develop and test certain non-communication applications and, once qualified, provide certain non-communication and communication services through our satellites.

On April 1, 2019, we launched our first test satellite, BlueWalker 1, which was used to validate our satellite to cellular architecture and was capable of managing communications delays from LEO and the effects of doppler in a satellite to ground cellular environment using the 4G-LTE protocol.

We launched our Blue Walker 3 (“BW3”) test satellite on September 10, 2022, and announced the completion of the deployment of the communication phased array antenna of the BW3 test satellite in orbit on November 14, 2022. Using the BW3 test satellite, we successfully completed two-way 5G voice calls directly to standard unmodified smartphones, achieved repeated successful download speeds of above 21 megabits per second (“Mbps”) to standard unmodified smartphones and spectral efficiency of approximately 3 bits per second per hertz. We have also successfully completed initial in-orbit and ground testing for non-communication government applications. We intend to continue testing capabilities of the BW3 test satellite, including further testing with cellular service providers and the U.S. government.

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We launched five Block 1 BB satellites on September 12, 2024. The Block 1 BB satellites are of similar size and weight to the BW3 test satellite and have ten times higher throughput than the BW3 test satellite. In October 2024, we completed the deployment of the communication phased array antennas and Q/V antennas in orbit and performed a series of monitoring tests and activities to confirm the successful initial operations of the Block 1 BB satellites. In January 2025, we successfully made the first SpaceMobile video call from space with Vodafone using standard unmodified smartphones. In February 2025, we completed the voice and video call tests on standard unmodified smartphones with AT&T and Verizon in the United States and also completed the tests for non-communication applications for the U.S. government. All five Block 1 BB satellites have participated in the tests at various stages. In April 2025, together with Rakuten Inc., we successfully conducted a two-way broadband video call in front of a live audience using unmodified smartphones on the SpaceMobile network enabled by a Block 1 BB satellite in orbit today. We expect to continue testing for SpaceMobile Service automation including beta testing prior to rollout of initial noncontinuous SpaceMobile Service in select markets including the United States, Europe and Japan.

The SpaceMobile Service has not been launched and therefore has not yet generated any revenue. We currently plan to utilize the Block 1 BB satellites to initiate a limited, noncontinuous SpaceMobile Service in targeted geographical markets, including in the United States, and validate and test non-commercial government applications and seek to generate revenue from such services. Prior to initiating SpaceMobile Service in each jurisdiction, we will need to obtain regulatory approvals in each jurisdiction where we would provide such service and would need to enter into commercial agreements with MNOs relating to the offering of such service in each jurisdiction.

We received an initial license from the Federal Communications Commission (“FCC”) to launch and operate the Block 1 BB satellites using S and UHF-band frequencies to support orbit raising maneuvers and Telemetry, Tracking, and Command operations, and to employ the V-band for routine gateway feeder link operations. In the United States, we obtained special temporary authorities (“STAs”) for service link operations from the FCC, under which we have begun testing in the United States employing low-band spectrum from AT&T and Verizon and received FCC authorization to test our space-based cellular broadband network on Band 14—the dedicated spectrum for first responders and the public safety community on FirstNet, built with AT&T. We have also obtained the STAs in Turkey and the United Kingdom with Vodafone and in Japan with Rakuten Inc. We have also submitted a Part 5 Experimental Application to launch our first Block 2 BB satellite. Further, we have filed our Part 25 authorization for our full 248 LEO satellite network and authority to operate in the 700/800 MHz band for supplementary coverage by space. The FCC has accepted and placed on public notice the part of our application to enable us to begin launching our satellite network. We expect the FCC to accept and place on public notice the rest of our application in the near future. Before we begin providing full commercial SpaceMobile Service, we will need a grant of our pending Part 25 license and we will need to obtain additional approvals from other regulatory authorities outside the United States.

We have entered into a space-based wireless connectivity agreement with AT&T to provide SpaceMobile Service to AT&T’s end users for use within the continental United States (excluding Alaska) and Hawaii and with Vodafone to provide SpaceMobile Services to Vodafone’s end users for use outside the United States. We plan to enter into a commercial agreement with Verizon in the United States. We are also expanding our efforts on ground infrastructure development for commercial readiness and integrating our SpaceMobile Service into the MNOs’ infrastructure to initiate commercial services.

Beginning in the first quarter of 2024, we have recognized revenue from completion of performance obligations under agreements with prime contractors for the U.S. government and expect to continue to recognize revenue as and when we complete the remaining performance obligations under the agreements. Beginning in the fourth quarter of 2024, we began to generate revenue from the resale of gateway equipment and associated services to MNOs. We believe initiation of limited, noncontinuous SpaceMobile Service, as well as completing the milestones under the agreements with prime contractors for the U.S. government, will help to demonstrate the advantages of our satellite-based Cellular Broadband service in the market. These market activities will commence while we continue the development and testing of the next generation of commercial BB satellites.

Our next generation of commercial BB satellites, Block 2 BB satellites, featuring up to approximately 2,400 square feet communication array, the largest communication array to be ever deployed in a LEO for commercial use and more than three times bigger than the communication array of the Block 1 BB satellites in orbit today, are designed to deliver up to 10 times the bandwidth capacity of the Block 1 BB satellites. We believe the larger aperture array is expected to provide greater spectrum reuse, enhanced signal strength and increased capacity, thereby reducing the necessary number of satellites to achieve service coverage as compared to smaller apertures. In addition, when we introduce our own AST5000 Application Specific Integrated Circuit (“ASIC”) chip in the Block 2 BB satellites, we expect to achieve materially greater throughput capacity of up to 40 MHz per beam to support 120 Mbps peak data rates and up to 10,000 MHz of processing bandwidth per Block 2 BB satellite, require less power and offer a lower overall unit cost. We have reached key production milestones and are in the production stage of the first batch of the ASIC chip. Until we introduce our ASIC chip in Block 2 BB satellites, we expect to continue to manufacture and launch Block 2 BB satellites that are based on a Field Programmable Gate Arrays chip.

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We have entered into launch agreements with multiple launch service providers which will allow us to accelerate a planned launch campaign during 2025 and 2026 to launch over 60 Block 2 BB satellites. We have commenced assembling and testing the Block 2 BB satellites in accordance with our plan to meet this launch campaign to enable Continuous SpaceMobile Service, which means with respect to a particular geographical market close to 100% reliable persistent service across the geographical areas within certain latitudes and a substantially high degree of reliable persistent service across the remaining geographical areas outside the said latitudes, coverage across key markets such as the United States, Europe, Japan and other strategic markets as well as to facilitate U.S. government applications. We expect to commence our launch campaign shortly of over 60 Block 2 BB satellites in 2025 through 2026 at a cadence of one launch approximately every one to two months on average. The timing of shipment and launch of the Block 2 BB satellites are contingent on a number of factors including satisfactory and timely completion of the assembly and testing of the Block 2 BB satellites, regulatory approvals for the shipment and launch, availability of capital, readiness of the launch vehicle, logistics and other factors, many of which are beyond our control.

We are developing a phased satellite deployment plan and a corresponding commercial launch plan of the SpaceMobile Service based on targeted geographical markets to provide the SpaceMobile Service to the most commercially attractive MNO markets. This prioritization of coverage is designed to minimize the capital required to initiate and operate commercial service that generates cash flows from operating activities sooner. We expect that such a successful commercial service would enable us to attract additional capital to continue to assemble and launch additional BB satellites to expand our capacity and geographic coverage area, although there can be no assurance that such capital would be available on terms acceptable to us, or at all.

We are leveraging the technological expertise and manufacturing know-how derived from the assembly and testing of our Block 1 BB satellites in the development and assembly of our Block 2 BB satellites. We are actively engaged in planning and procurement of materials needed for assembly and readiness of the Block 2 BB satellites to meet our planned launches in 2025 and 2026. We have placed orders for procurement of substantially all materials and components needed, in accordance with our production plan, for the assembly, integration and testing of the next 20 Block 2 BB satellites. In addition, subject to our ability to raise additional capital, we plan to continue to accelerate the procurement of components and materials needed for us to complete fully assembled microns and phased array for 53 Block 2 BB satellites and complete 40 fully integrated and assembled Block 2 BB satellites. Our manufacturing, assembly, and testing strategy for Block 2 BB satellites includes continuous production and assembly of various components and sub systems for economies of scale, cost efficiencies, and unlocking capacity constraints, to build sufficient quantity of components and sub systems readily available on hand to be able to complete the final integration and testing of the required number of Block 2 BB satellites closer to the planned launch timelines. As of the date of this prospectus supplement, we have completed production of various components and sub systems and have completed assembly of microns for multiple Block 2 BB satellites. We will continue with manufacturing, assembly, integration and testing of the Block 2 BB satellites at our current capacity and once we complete our planned investments to increase the capacity to assemble, integrate, and test up to six Block 2 BB satellites per month in 2025, we plan to accelerate the manufacturing, assembly, integration and testing of the Block 2 BB satellites to meet our planned launches in 2025 and 2026.

We plan to achieve noncontinuous SpaceMobile Service in the selected, targeted geographical markets with the launch and operation of a total of 25 BB satellites (five Block 1 BB satellites and 20 Block 2 BB satellites). We believe the operation of a constellation of 25 BB satellites will enable us to potentially generate cash flows from operating activities to further support the buildup of the remaining constellation. We believe we can enable Continuous SpaceMobile Service coverage across key markets such as the United States, Europe, Japan and other strategic markets with the launch and operation of a total of approximately 45 to 60 BB satellites, and achieve Continuous SpaceMobile Service in all targeted geographical markets to meet our long term business goals with the launch and operation of a total of approximately 90 BB satellites. We anticipate launching and deploying additional satellites beyond the initial 90 satellites in order to enhance coverage and system capacity in response to incremental market demand. Continuous coverage is not expected to be available at all times in certain areas due to numerous factors, including number of active satellites in the region, latitude coverage range, and other factors. Our current plan is subject to numerous uncertainties, many of which are beyond our control, including satisfactory and timely completion of assembly and testing of the satellites, regulatory approvals, readiness of launch vehicles, availability of launch windows by the launch providers, logistics, our ability to raise additional capital for manufacturing of satellites and launch payments, proposed orbits and resulting satellite coverage, launch costs, ability to enter into agreements with MNOs and other factors, many of which are beyond our control. We may adopt a strategy for commercial launch of the SpaceMobile Service, including the nature and type of services offered and the geographic markets where we may launch such services, that may differ materially from our current plan.

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Recent Developments

2025 ATM Program

On May 13, 2025, we entered into an Equity Distribution Agreement (the “ATM Sales Agreement”) to sell shares of our Class A Common Stock, having an aggregate offering price of up to $500.0 million (the “Shares”), from time to time, through an “at the market offering” program with up to a 3 year term, under which B. Riley Securities, Inc., Barclays Capital Inc., BofA Securities, Inc., Cantor Fitzgerald & Co., Deutsche Bank Securities Inc., Roth Capital Partners, LLC, Scotia Capital (USA) Inc., UBS Securities LLC and William Blair & Company, L.L.C. act as sales agents (the “2025 ATM Program”). The sales, if any, of the Shares made under the ATM Sales Agreement will be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. As of June 20, 2025, we have sold 10.2 million shares of our Class A Common Stock through our 2025 ATM Program for aggregate net proceeds of $329.6 million. Under the ATM Sales Agreement, Class A Common Stock with an aggregate offering amount of $170.4 million remained available for issuance as of June 20, 2025.

Ligado Transaction and Settlement Term Sheet

On January 5, 2025, our subsidiary AST & Science, LLC (“AST LLC”) entered into an agreement with Ligado Networks LLC under which we will receive long-term access to up to 45 MHz of lower mid-band spectrum in the United States for direct-to-device satellite applications (the “Ligado Transaction”). The agreement was entered into as part of the restructuring of Ligado LLC, which together with certain of its direct and indirect subsidiaries (together with Ligado Networks LLC, “Ligado”) filed voluntary petitions for relief under Chapter 11 of United States Bankruptcy Code in the Bankruptcy Court on January 5, 2025. The Bankruptcy Court approved the Ligado Transaction on June 23, 2025. We have issued to Ligado approximately 4.7 million penny warrants exercisable into shares of our Class A Common Stock, subject to a 12-month lock-up and, upon closing of the Ligado Transaction, which will be subject to receipt of satisfactory regulatory approvals required for the proposed use of the spectrum, and other closing conditions, we will pay to Ligado additional consideration of approximately $550.0 million. To support this consideration, we received a $550.0 million institutional financing commitment, to finance a planned wholly owned special-purpose vehicle in the form of a non-recourse senior-secured delayed-draw term loan facility, subject to satisfactory diligence and customary closing conditions. Upon closing of the Ligado Transaction, we would also pay approximately $80.0 million annually for spectrum usage rights and provide Ligado with long-term net revenue sharing rights.

On June 13, 2025, the Company announced a Settlement Term Sheet (the “Term Sheet”) among parties including the Company, Ligado, Viasat, Inc. (“Viasat”) and Inmarsat Global Limited (“Inmarsat”) paving the way for approval of definitive documentation providing us with the contemplated long-term access to up to 45 MHz of premium lower mid-band spectrum in the United States and Canada for direct-to-device satellite applications.

The Term Sheet provides that as part of Ligado’s ongoing restructuring, Inmarsat will support us receiving long-term spectrum usage rights for 80+ years to up to 40 MHz of L-Band MSS spectrum in the United States and Canada held by Ligado, plus access to an additional 5 MHz in the 1670-1675 MHz Band in the United States. In addition, Inmarsat agreed to provide its affirmative support of our planned regulatory applications with the Federal Communications Commission (FCC) in the United States and ISED in Canada seeking authority to operate a NGSO system within the L-Band mid-band spectrum in North America.

The Term Sheet supplements the definitive documentation previously entered into between the Company and Ligado in March 2025. Closing will be subject to receipt of satisfactory regulatory approvals required for the proposed use of the spectrum, and other closing conditions. At closing, Ligado will receive consideration of approximately $550.0 million, of which $535.0 million will be paid to Inmarsat.

Pursuant to the Term Sheet and in connection with Inmarsat’s affirmative support and the resolution of certain litigation matters between Ligado and Inmarsat, we have agreed to certain payments ahead of closing, subject to certain conditions. So long as the financial sponsors of Ligado provide an acceptable backstop commitment to us providing for a full refund of payments in the event regulatory approvals are not obtained and closing does not occur, we have agreed to pay $420.0 million to Inmarsat on Ligado’s behalf on October 31, 2025, $100.0 million to Inmarsat on Ligado’s behalf on March 31, 2026 and $15.0 million to Inmarsat on Ligado’s behalf upon receiving regulatory approval and closing of the Ligado Transaction. We plan to obtain institutional financing based on this backstop commitment to facilitate these obligations prior to the non-recourse senior-secured delayed-draw loan facility becoming effective upon receipt of regulatory approvals and closing. Our obligation to begin making spectrum access usage payments to Ligado will begin on September 30, 2025 per the Term Sheet.

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No assurance can be provided that the Ligado Transaction will be consummated or that the related financing will be disbursed. The Ligado Transaction and the disbursement of the related financing are subject to a number of conditions. In addition, Ligado’s ongoing bankruptcy proceedings present risks that the Ligado Transaction will not be consummated. Moreover, even if the Ligado Transaction is consummated, the benefits of the Ligado Transaction will be subject to, among other things, integration, technology and regulatory risks. The Ligado Transaction will significantly increase our indebtedness (though any debt incurred pursuant to our $550.0 million financing commitment will be non-recourse) and annual required cash spend. See “Where You Can Find More Information; Incorporation by Reference.”

Vi Strategic Partnership

On June 18, 2025, the Company announced a strategic partnership with Vodaphone Idea (“Vi”), India’s leading telecom service provider, to expand mobile connectivity across India’s unconnected regions. AST SpaceMobile and Vi intend to collaborate on the design, implementation, and launch of the SpaceMobile Satellite System, a space-based cellular broadband ecosystem that will be designed to expand Vi’s telecom services of terrestrial connectivity, providing voice, video, data streaming, and internet access. The Company is expected to develop, manufacture, and manage the satellite constellation, and Vi is expected to oversee terrestrial network integration, operating spectrum, and market access

Corporate Information

Our principal executive offices are located at Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, and our telephone number is (432) 276-3966. Our website address is www.ast-science.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

On April 6, 2021, we completed a business combination with New Providence Acquisition Corp. (“NPA”), under which NPA was renamed “AST SpaceMobile, Inc.,” and we were organized as an umbrella partnership-C corporation (“Up-C”) structure (the “Business Combination”). As a result of our Up-C structure, we are a holding company and, accordingly, all of our business is held directly by AST LLC, a Delaware limited liability corporation, of which we are the Managing Member, and our only direct asset consists of common units of AST LLC. As the Managing Member of AST LLC, we have full, exclusive and complete discretion to manage and control the business of AST LLC and to take all action we deem necessary, appropriate, advisable, incidental or convenient to accomplish the purposes of AST LLC set forth in the A&R Operating Agreement, and, accordingly, we present our financial statements on a consolidated basis with AST LLC for all periods following the Business Combination. As of the open of trading on April 7, 2021, the Class A Common Stock of AST SpaceMobile, formerly those of NPA, began trading on the Nasdaq Global Select Market under the ticker symbol “ASTS.”

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THE OFFERING

Class A Common Stock Offered by Us	9,450,268 shares of our Class A Common Stock.

Class A Common Stock Outstanding Immediately Following This Offering	246,366,661 shares of our Class A Common Stock.

The number of shares of Class A Common Stock shown to be outstanding after this placement excludes the following (amounts shown as of March 31, 2025):

(i) 78,163,078 shares of Class A Common Stock which may be issued upon the redemption of 78,163,078 AST LLC Common Units (correlating to shares of our Class C Common Stock), which are redeemable into either shares of Class A Common Stock on a one-for-one basis or cash at the option of our Redemption Election Committee;

(ii) 11,227,292 shares of Class A Common Stock which may be issued upon the redemption of 11,227,292 AST LLC Common Units (correlating to shares of our Class B Common Stock), which are redeemable into either shares of Class A Common Stock on a one-for-one basis or cash at the option of our Redemption Election Committee;

(iii) 13,627,471 shares of Class A Common Stock that may be issued pursuant to awards outstanding under the AST SpaceMobile 2019 Incentive Award Plan (the “SpaceMobile 2019 Incentive Award Plan”), the AST SpaceMobile 2020 Incentive Award Plan (the “SpaceMobile 2020 Incentive Award Plan”) and the AST SpaceMobile 2024 Incentive Award Plan (the “SpaceMobile 2024 Incentive Award Plan”), and 2,841,416 shares of Class A Common Stock remaining that may be awarded under the SpaceMobile 2024 Incentive Award Plan;

(iv) 3,053,132 shares of Class A Common Stock underlying the Company’s outstanding Private Placement Warrants;

(v) 4,714,226 shares of Class A Common Stock underlying the Company’s outstanding Penny Warrants issued to Ligado in connection with the Ligado Transaction; and

(vi) 17,044,610 shares of Class A Common Stock that may be issued upon conversion of the 4.25% Convertible Senior Notes due 2032 (the “2032 Convertible Notes”) (before giving effect to the repurchases of the 2032 Convertible Notes with the proceeds of this placement as described above) or 8,707,572 shares of Class A Common Stock that may be issued upon conversion of the 2032 Convertible Notes (after giving effect to such repurchases).

Except as otherwise indicated, the information in this prospectus supplement assumes that there has been no exercise of Private Placement Warrants outstanding as of March 31, 2025.

Use of Proceeds	We estimate that the net proceeds to us from this placement of our Class A Common Stock will be approximately $502.4 million, after deducting our estimated offering expenses. We intend to use the net proceeds from this placement to repurchase approximately $225.0 million principal amount of our outstanding 2032 Convertible Notes in separate, privately negotiated repurchase transactions with a limited number of holders of our 2032 Convertible Notes for an aggregate repurchase price of approximately $502.9 million, which includes accrued and unpaid interest on the repurchased 2032 Convertible Notes (the “2032 Notes Repurchase”). This prospectus supplement is not an offer to sell, or a solicitation of any offer to buy, 2032 Convertible Notes. The 2032 Notes Repurchase and this placement are cross-conditional.

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Voting of Common Stock	Under our Second Amended and Restated Certificate of Incorporation, holders of Class A Common Stock, Class B Common Stock and Class C Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Abel Avellan owns all 78,163,078 shares of Class C Common Stock outstanding. Prior to the Sunset Date (as defined below), the holders of Class C Common Stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount (as defined below) on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, holders of Class C Common Stock will be entitled to one vote per share. The “Sunset Date” is defined as the earliest to occur of (i) the retirement or resignation of Abel Avellan from the Company’s board of directors, (ii) the date on which Mr. Avellan and his permitted transferees beneficially own less than 20% of the Class A Common Stock that Mr. Avellan beneficially owned as of immediately after the closing of the Business Combination and (iii) Mr. Avellan’s death or permanent incapacitation. The “Class C Share Voting Amount,” as such term is defined in the Company’s Certificate of Incorporation, is a number of votes per share equal to (i) (x) 88.3%, minus (y) the total voting power of the outstanding stock of the Company (other than Class C Common Stock) owned or controlled by Abel Avellan and his permitted transferees, divided by (ii) the number of shares of Class C Common Stock then outstanding.

Risk Factors	There are risks associated with participating in this placement. For a discussion of some of the risks you should consider before deciding whether to participate in this placement, you are urged to carefully review and consider the information in the section entitled “Risk Factors” in this prospectus supplement and in the accompanying prospectus, including the risk factors incorporated by reference herein and therein from our filings with the SEC.

Market for Class A Common Stock	Our Class A Common Stock is currently traded on the Nasdaq Global Select Market under the symbol “ASTS.”

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RISK FACTORS

Investing in our Class A Common Stock involves a high degree of risk. Before purchasing any shares of our Class A Common Stock, you should carefully consider the risks described below, as well as any amendment, supplement or update to the risk factors reflected in our 2024 10-K or Q1 10-Q 2025 or any subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, and all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition, results of operations or prospects could be materially and adversely affected. In that case, the trading price of our Class A Common Stock could decline, and you may lose some or all of your investment.

Risks Related to Our Business and Industry

We may not be able to raise additional funds for continued operations, to initiate our SpaceMobile Service and for the Ligado Transaction when we need them on favorable terms or at all.

We will need to raise significant additional capital for operating and capital expenditures to design, assemble and launch our Block 2 BB satellites and operate a constellation needed to provide Continuous SpaceMobile Service coverage across key markets such as the United States, Europe, Japan and other strategic markets as well as to facilitate U.S. government applications.

We currently estimate the average capital costs, consisting of direct materials and launch costs, for a constellation of 90 Block 2 BB satellites to be approximately $21.0 million to $23.0 million per satellite, with initial launches higher than that range and trending down over time as we optimize payloads and launch terms and evaluate a multitude of launch opportunities on an ongoing basis. We have entered into launch agreements with multiple launch service providers that will enable us to commence a planned launch campaign during 2025 and 2026 to launch over 60 Block 2 BB satellites. While launch agreements for our satellites are critical in facilitating our ability to provide the SpaceMobile Service, these agreements and future agreements, once executed, increase our financial risks significantly.

We intend to seek to raise additional capital to fund the design, assembly and launch of our constellation and operation of the commercial services through the issuance of equity, equity-linked or debt securities (secured or unsecured), secured or unsecured loans or other debt facilities, and credit from government or financial institutions or commercial partners, including through our at-the-market programs. Our ability to access the capital markets during this period may require us to modify our current expectations.

Pursuant to the Ligado Transaction, we have agreed to pay Ligado $550.0 million at the closing of the Ligado Transaction. In addition, pursuant to the Term Sheet in connection with the Ligado Transaction, we have agreed, subject to certain conditions, to make certain of these payments ahead of closing of the Ligado Transaction, including $420.0 million to Inmarsat on Ligado’s behalf on October 31, 2025, $100.0 million to Inmarsat on Ligado’s behalf on March 31, 2026 and $15.0 million to Inmarsat on Ligado’s behalf upon receiving regulatory approval and closing of the Ligado Transaction.

There can be no assurance that additional funds will be available to us on favorable terms or at all, including in connection with the Ligado Transaction. If we cannot raise additional funds when needed in the future, our financial condition, results of operations, business and prospects will be materially and adversely affected, including as a result of the need to cancel launch agreements and related incurrence of significant termination fees to cancel those launch agreements.

Risks Related to this Offering

You may experience future dilution as a result of future equity issuances, and in light of our intense current and future capital needs, such dilution may be substantial.

In order to execute our business plans, we will need a significant amount of capital. We will incur significant expenses and capital expenditures in the near term and in the future to further our business plan and develop the SpaceMobile Service, including expenses to:

●	design, develop, assemble, integrate, test and launch our Block 2 BB Satellites;

●	design and develop the components of the SpaceMobile Service;

●	purchase direct materials and components;

●	expand our AIT facilities and production capabilities; and

●	support satellite and network operations.

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Because we will incur much of the costs and expenses from these efforts before we receive any revenues with respect to the SpaceMobile Service, our losses in future periods will be significant. Also, we have in the past and may in the future find that these efforts are more expensive than we currently anticipate, as our business plan is not solely dependent upon our ability to successfully launch satellites and build the SpaceMobile Service, and is also dependent on our ability to control costs. Design, manufacture and launch of satellite systems are highly complex and historically have been subject to frequent delays and cost over-runs. Given the novelty of our business, there is no guarantee that our capital needs will not increase, and such increases may be substantial.

Pursuant to the Ligado Transaction, we have agreed to pay Ligado $550.0 million at the closing of the Ligado Transaction. In addition, pursuant to the Term Sheet in connection with the Ligado Transaction, we have agreed, subject to certain conditions, to make certain of these payments ahead of closing of the Ligado Transaction, including $420.0 million to Inmarsat on Ligado’s behalf on October 31, 2025, $100.0 million to Inmarsat on Ligado’s behalf on March 31, 2026 and $15.0 million to Inmarsat on Ligado’s behalf upon receiving regulatory approval and closing of the Ligado Transaction.

We expect to raise additional funds through the issuance of equity, equity-linked or debt securities (secured or unsecured), secured or unsecured loans and other debt facilities or through obtaining credit from government or financial institutions or commercial partners, although our ability to access the capital markets may require us to modify our current expectations. From time to time, we engage in discussions with various financing sources to enhance liquidity. We may in the future offer additional shares of our Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A Common Stock, or securities convertible or exchangeable into Class A Common Stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering. We may also issue equity to companies that we partner with in certain circumstances. Given the substantial capital needs of our business and business plans, any such dilution may be substantial.

To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders. Investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A Common Stock, or securities convertible or exchangeable into Class A Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this placement. In addition, if the holders of our outstanding warrants or options exercise such securities, you may incur further dilution.

Future issuances of our Class A Common Stock or equity-linked securities in the public market could lower the market price for our Class A Common Stock.

In the future, we may issue and sell additional shares of our Class A Common Stock or equity-linked securities to raise capital. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our Class A Common Stock. The issuance and sale of substantial amounts of our Class A Common Stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the market price of our Class A Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.

In addition, as of March 31, 2025, up to 6,020,249 shares of Class A Common Stock may be issued pursuant to awards outstanding under the SpaceMobile 2019 Incentive Award Plan, 5,820,657 shares of Class A Common Stock may be issued pursuant to awards outstanding under the SpaceMobile 2020 Incentive Award Plan, and 1,786,565 shares of Class A Common Stock may be issued pursuant to awards outstanding under the SpaceMobile 2024 Incentive Award Plan subject, in each case, to the provisions of various vesting schedules, exercise limitations, and Rule 144 and Rule 701 under the Securities Act. We have registered all of the shares of Class A Common Stock issuable upon exercise of outstanding options and all of the shares of Class A Common Stock issuable upon vesting and settlement of restricted stock units, as well as other equity incentive awards we may grant in the future, for public resale under the Securities Act. These issuances are all in addition to any Class A Common Stock issuable upon redemption of AST LLC Common Units together with the associated shares of our Class B or Class C Common Stock, as applicable. As of March 31, 2025, we had 11.2 million shares of our Class B Common Stock and 78.2 million shares of our Class C Common Stock outstanding. Further, as of March 31, 2025, there are 3,053,132 outstanding private warrants to purchase 3,053,132 shares of our Class A Common Stock at an exercise price of $11.50 per share, which may be exercised at any time and 4,714,226 outstanding Penny Warrants to purchase 4,714,226 shares of our Class A Common Stock at an exercise price of $0.01 per share, which may be exercised at any time after March 22, 2026. In addition, our diluted earnings per share as of March 31, 2025 excluded 17,044,610 shares of our Class A Common Stock issuable upon conversion of our 2032 Convertible Notes at the initial conversion rate of 37.0535 shares of Class A Common Stock per $1,000 principal amount of 2032 Convertible Notes. If these additional shares of Class A Common Stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of the 2032 Convertible Notes and of our Class A Common Stock could decline.

Further, certain holders of our outstanding Class A Common Stock or owners of our Class B Common Stock or Class C Common Stock, including our founders, certain principal investors and entities affiliated with our founders and such principal investors and certain of our directors, have rights, subject to some conditions, to require us to file registration statements covering the sale of their shares or to include their shares in registration statements that we may file for ourselves or other stockholders.

Repurchases of our 2032 Convertible Notes may affect the value of our Class A Common Stock

We intend to use the net proceeds from this placement to repurchase a portion of our outstanding 2032 Convertible Notes. See “Use of Proceeds.” In addition, following the completion of this placement, we may repurchase additional 2032 Convertible Notes. Holders of our 2032 Convertible Notes that participate in any of these repurchases may purchase or sell shares of our Class A Common Stock in the open market to unwind any hedge positions they may have with respect to our 2032 Convertible Notes or to hedge their exposure in connection with these transactions. These activities may adversely affect the trading price of our Class A Common Stock.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this placement of our Class A Common Stock will be approximately $502.4 million, after deducting our estimated offering expenses. We intend to use the net proceeds from this placement to repurchase approximately $225.0 million principal amount of our outstanding 2032 Convertible Notes in separate, privately negotiated repurchase transactions with a limited number of holders of our 2032 Convertible Notes for an aggregate repurchase price of approximately $502.9 million which includes accrued and unpaid interest on the repurchased 2032 Convertible Notes. This prospectus supplement is not an offer to sell, or a solicitation of any offer to buy, 2032 Convertible Notes. The 2032 Notes Repurchase and this placement are cross-conditional. We used approximately $44.5 million of the net proceeds of the offering of the 2032 Convertible Notes to pay the cost of the capped call transactions entered into in connection with the pricing of the 2032 Convertible Notes, with the remainder to be used for general corporate purposes.

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DIVIDEND POLICY

We have not declared or paid any dividends on our Common Stock to date. We do not currently intend to pay any dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination relating to dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition, prospects, compliance with covenants in our credit agreements and other factors that our Board of Directors may deem relevant.

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PLAN OF DISTRIBUTION

We are offering 9,450,268 shares of our Class A Common Stock in a registered direct offering to purchasers pursuant to this prospectus supplement and the accompanying prospectus at a price of $53.22 per share. The shares of our Class A Common Stock are being offered directly to the purchasers, all of which are participating in the 2032 Notes Repurchase.

UBS Securities LLC has agreed to act as the exclusive placement agent (in such capacity, the “placement agent”) and as financial advisor in connection with the offering described in this prospectus supplement subject to the terms and conditions of an engagement letter between us and the placement agent (which we refer to as the “Engagement Letter”). The placement agent is not purchasing or selling any of the shares of Class A Common Stock offered pursuant to this prospectus supplement or the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of shares of Class A Common Stock, but has agreed to use reasonable efforts to arrange for the sale of all of the shares of Class A Common Stock offered pursuant to this prospectus supplement. Therefore, we will enter into one or more share purchase agreements (which we refer to as the “Share Purchase Agreements”) directly with investors in connection with the offering pursuant to this prospectus supplement and the accompanying prospectus, and will only sell to investors who have entered into a Share Purchase Agreement.

We currently anticipate that closing of this placement will take place on or about July 1, 2025, which will be the fourth trading day following the initial trade date for the shares of Class A Common Stock offered hereby (this settlement cycle being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the shares initially will settle T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the shares who wish to trade the shares prior to the business day preceding the settlement date should consult their own advisors.

Investors will also be informed of the date and manner in which they must transmit the purchase price for their shares of Class A Common Stock purchased. Our obligation to issue and sell shares of Class A Common Stock to the investors is subject to the conditions set forth in the Share Purchase Agreements, which may be waived by us at our discretion. An investor’s obligation to purchase shares of Class A Common Stock is subject to the conditions set forth in the Share Purchase Agreements as well, which may also be waived. There is no requirement that any minimum number or dollar amount of shares of Class A Common Stock to be sold in this placement, and there can be no assurance that we will sell all or any of the shares of Class A Common Stock being offered.

We estimate the total expenses that will be payable by us in connection with the offering described in this prospectus supplement will be approximately $0.5 million, which includes legal and accounting fees.

We have agreed to indemnify the placement agent and specified other persons against liabilities relating to or arising out of the agent’s services under the Engagement Letter, to the fullest extent lawful, and contribute to payments that the placement agent may be required to make in respect of such liabilities.

We intend to have the Class A Common Stock offered hereby approved for listing on Nasdaq under the symbol “ASTS.”

The placement agent and certain of its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or may in the future receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments. The placement agent is also acting as our advisor with respect to the 2032 Notes Repurchase, for which it will receive a fee of approximately $1.3 million.

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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LEGAL MATTERS

The validity of the shares of Class A Common Stock offered hereby will be passed upon for us by Freshfields US LLP. Certain legal matters in connection with this placement will be passed upon for the placement agent by Milbank LLP.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and December 31, 2023 and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, incorporated by reference in this prospectus supplement and the accompanying prospectus, have been so incorporated in reliance of the report of KPMG LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.ast-science.com. The information on, or that can be accessed through, our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus supplement about specific documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus supplement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 7, 2025, January 22, 2025, January 27, 2025, January 31, 2025, February 3, 2025, February 7, 2025, March 24, 2025, May 13, 2025 and June 9, 2025 (excluding any information furnished in such reports under Item 2.02 or Item 7.01);

●	the portions of our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024; and

●	the description of our Class A Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (432) 276-3966, or by sending a written request to AST SpaceMobile, Inc., Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, Attention: Secretary.

S-13

PROSPECTUS

AST SPACEMOBILE, INC.

Class A Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Units

Subscription Rights

From time to time, in one or more series, we may offer to sell the securities identified above. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by the applicable prospectus supplement describing the method and terms of the applicable offering.

Our shares of Class A Common Stock are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “ASTS.” On September 3, 2024, the closing sale price per share of our Class A Common Stock was $29.41. Our public warrants are listed on Nasdaq under the symbol “ASTSW.” On September 3, 2024, the closing sale price per public warrant was $17.89.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

Investing in our securities involves certain risks. See the “Risk Factors” section beginning on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 5, 2024.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

TRADEMARKS

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

-i-

CERTAIN DEFINED TERMS

Unless the context otherwise requires, references in this prospectus to:

●	“A&R Operating Agreement” refers to that certain Fifth Amended and Restated Limited Liability Company Operating Agreement of AST LLC.

●	“American Tower” refers to ATC TRS II LLC, a Delaware limited liability company.

●	“Antares” refers to Antares Technologies LLC, a Delaware limited liability company.

●	“AST Equityholders” refers to Avellan, Antares, Vodafone, American Tower and Rakuten USA.

●	“AST LLC” refers to AST & Science, LLC, a Delaware limited liability corporation.

●	“AST LLC Common Unit” means a unit of ownership interest in AST LLC, which entitles the holder thereof to the distributions, allocations and other rights under the A&R Operating Agreement.

●	“AT&T” refers to AT&T Venture Investments, LLC, a Delaware limited liability company.

●	“Avellan” refers to Abel Avellan.

●	“BB satellites” refers to our BlueBird satellites.

●	“Block 1 BB satellites” refers to our first generation of commercial BB satellites.

●	“Block 2 BB satellites” refers to our next generation of commercial BB satellites.

●	“Board of Directors” refers to our board of directors.

●	“Business Combination” refers to the transactions contemplated by the Equity Purchase Agreement.

●	“Bylaws” refers to our Amended and Restated Bylaws.

●	“Cellular Broadband” refers to cellular communications at 4G LTE/5G speeds.

●	“Charter” refers to our Second Amended and Restated Certificate of Incorporation.

●	“Class A Common Stock” means the shares of class A common stock, par value $0.0001 per share, of the Company.

●	“Class B Common Stock” means the shares of class B common stock, par value $0.0001 per share, of the Company.

●	“Class C Common Stock” means the shares of class C common stock, par value $0.0001 per share, of the Company.

●	“Class C Share Voting Amount” is to the “Class C Share Voting Amount,” as such term is defined in the Charter, which is a number of votes per share equal to (i) (x) 88.31% of the total voting power of the outstanding voting stock of the Company, minus (y) the total voting power of the outstanding stock of the Company (other than Class C Common Stock) owned or controlled by Avellan and his permitted transferees, divided by (ii) the number of shares of Class C Common Stock then outstanding.

●	“Closing” refers to the completion of the Business Combination.

●	“Common Stock” refers collectively to Class A Common Stock, Class B Common Stock and Class C Common Stock.

●	“Equity Purchase Agreement” refers to that certain Equity Purchase Agreement, dated as of December 15, 2020, by and among AST LLC, New Providence Acquisition Corp., New Providence Management LLC, the AST Existing Equityholder Representative and the Existing Equityholders.

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

-ii-

●	“Existing Equityholder(s)” refers to the equityholders of AST LLC pursuant to the Prior AST Operating Agreement.

●	“Invesat” refers to Invesat LLC, a Delaware limited liability company.

●	“MNOs” refers to Mobile Network Operators.

●	“Prior AST Operating Agreement” refers to that certain Fourth Amended and Restated Limited Liability Company Operating Agreement of AST LLC.

●	“Public Warrants” refers to the warrants sold by the Company as part of the units in its initial public offering and any additional warrants issued pursuant to the Warrant Agreement that trade with the outstanding public warrants.

●	“Rakuten USA” refers to Rakuten Mobile USA Service Inc., a Delaware corporation.

●	“Securities Act” refers to the Securities Act of 1933, as amended.

●	“SpaceMobile Service” refers to the mobile broadband network that is expected to provide connectivity to standard, unmodified, off-the-shelf mobile phones or 2G/4G LTE/5G devices from the Company’s satellite network.

●	“Sponsor” refers to New Providence Acquisition Management LLC, a Delaware limited liability company.

●	“Stockholders’ Agreement” refers to that certain Amended and Restated Stockholders’ Agreement, dated as of June 5, 2024, by and among the Company, AST Equityholders and AT&T.

●	“Sunset Date” refers to the Sunset Date described in the Stockholders’ Agreement, which is the earliest to occur of (i) Avellan’s retirement or resignation from the Board of Directors, (ii) the date on which Avellan and his permitted transferees beneficially own less than 20% of the Class A Common Stock that Avellan beneficially owns as of immediately after the Closing and (iii) Avellan’s death or permanent incapacitation.

●	“Verizon” refers to Verizon Communications Inc., a Delaware corporation.

●	“Verizon Ventures” refers to Verizon Ventures LLC, a Delaware limited liability company.

●	“Vodafone” refers to Vodafone Ventures Limited, a private limited company incorporated under the laws of England and Wales.

●	“Warrant Agreement” refers to that certain Warrant Agreement, dated as of September 13, 2019, between Continental Stock Transfer & Trust Company and the Company.

●	“2G,” “3G” and “5G” each refer to generations of mobile technology.

●	“4G LTE” refers to fourth generation long-term evolution.

Additionally, references in this prospectus to “SpaceMobile,” the “Company,” the “registrant,” “we,” “us” and “our” refer to AST SpaceMobile, Inc. (formerly known as New Providence Acquisition Corp.), and references to our “management” or our “management team” refer to our officers and directors.

-iii-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings in an unlimited amount. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information; Incorporation by Reference,” before investing in any of the securities offered.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek,” “plan,” “predict,” “potential” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our strategies and future financial performance, including our business plans or objectives, products and services, pricing, marketing plans, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash and capital expenditures;

●	expected functionality of the SpaceMobile Service;

●	the timing of the assembly, integration and testing as well as regulatory approvals for the launch of our Block 1 BB satellites;

●	anticipated timing and level of deployment of satellites and anticipated developments in technology included in our satellites;

●	anticipated demand and acceptance of mobile satellite services;

●	anticipated costs necessary to execute our business plan, many of which are preliminary estimates subject to change based upon a variety of factors, including but not limited to our success in deploying and testing our constellation of satellites;

●	anticipated timing of our needs for capital or expected incurrence of future costs;

●	prospective performance and commercial opportunities and competitors;

●	our ability to continue to raise funds to finance our operating expenses, working capital and capital expenditures;

●	commercial partnership acquisition and retention;

●	the negotiation of definitive agreements with MNOs and governmental entities relating to the SpaceMobile Service that would supersede preliminary agreements and memoranda of understanding;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	our expansion plans and opportunities, including the size of our addressable market;

●	our ability to comply with domestic and foreign regulatory regimes and the timing of obtaining regulatory approvals;

●	changes in applicable laws or regulations;

●	our ability to invest in growth initiatives and enter into new geographic markets;

●	the possibility we may be adversely affected by other economic, business, and/or competitive factors;

●	the outcome of any legal proceedings that may be instituted against us;

●	our ability to deal appropriately with conflicts of interest in the ordinary course of our business; and

●	other factors detailed under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties.

Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance could be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

2

RISK FACTORS

Investing in our securities involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any risk factors that we may describe in our Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K filed subsequently, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our securities could decline, and you could lose all or part of your investment. See “Where You Can Find More Information; Incorporation by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

3

OUR COMPANY

We are building the first and only global Cellular Broadband network in space to be accessible directly by everyday smartphones (2G/4G-LTE/5G devices) for commercial use, and other applications for government use utilizing our extensive intellectual property (“IP”) and patent portfolio. Our SpaceMobile Service is being designed to provide cost-effective, high-speed Cellular Broadband services to end-users who are out of terrestrial cellular coverage using existing mobile devices. The SpaceMobile Service currently is planned to be provided by a constellation of high-powered, large phased-array satellites in Low Earth Orbit (“LEO”) using low band and middle band spectrum controlled by MNOs. We are headquartered in Texas where we operate 185,000 square feet satellite assembly, integrating and testing facilities. Our IP portfolio is diverse, containing numerous and various innovations of the direct-to-cell satellite ecosystem from space to Earth. Our IP portfolio consists of 36 patent families worldwide. As of June 30, 2024, we had more than 3,400 patent and patent pending claims worldwide, of which approximately 1,240 have been officially granted or allowed.

We intend to work with MNOs to offer the SpaceMobile Service to the MNOs’ end-user customers. Our vision is that users will not need to subscribe to the SpaceMobile Service directly through us, nor will they need to purchase any new or additional equipment. Instead, users will be able to access the SpaceMobile Service when prompted on their mobile device that they are no longer within range of the land-based facilities of the MNO operator or will be able to purchase a plan directly with their existing mobile provider. We intend to seek to use a revenue-sharing business model for SpaceMobile Service in our agreements with MNOs.

The SpaceMobile Service is expected to be highly attractive to MNOs as it will enable them to improve and differentiate their service offering without significant incremental capital investments. The SpaceMobile Service is expected to enable MNOs to augment and extend their coverage without building towers or other land-based infrastructure, including where it is not cost-justified or is difficult due to geographical challenges. As a result of the incremental coverage created by the planned SpaceMobile Service, we believe that MNOs will have the opportunity to increase subscribers’ average revenue per user.

On April 1, 2019, we launched our first test satellite, BW1, which was used to validate our satellite to cellular architecture and was capable of managing communications delays from LEO and the effects of doppler in a satellite to ground cellular environment using the 4G-LTE protocol.

We launched our BlueWalker 3 (“BW3”) test satellite on September 10, 2022, and announced the completion of the deployment of the communication phased array antenna of the BW3 test satellite in orbit on November 14, 2022. On April 25, 2023, we announced that we had successfully completed two-way voice calls directly to standard unmodified smartphones using the BW3 test satellite. On June 21, 2023, we announced that we had achieved repeated successful 4G download speeds of above 10 megabits per second (“Mbps”) to standard unmodified smartphones using the BW3 test satellite. On September 19, 2023, we announced that we had achieved repeated successful two-way voice calls directly to standard unmodified smartphones using 5G connectivity and successful download speeds of approximately 14 Mbps utilizing 5 megahertz (“Mhz”) of low band spectrum via the BW3 test satellite. Since then, we have achieved successful download speeds above 21 Mbps, spectral efficiency of approximately 3 bits per hertz, and have also successfully completed initial in-orbit and ground testing for non-communication government applications. We intend to continue testing capabilities of the BW3 test satellite, including further testing with cellular service providers and the government.

In July 2024, we completed the final assembly, integration and testing of five of our Block 1 BB satellites. The Block 1 BB satellites are of similar size and weight to the BW3 test satellite, include our own designed array solar panels and battery systems, and are expected to have ten times higher throughput than the BW3 test satellite. The five Block 1 BB satellites are currently at the launch site awaiting an orbital launch targeted for on or after September 12, 2024. The exact timing of orbital launch is subject to change based on a number of factors, including launch readiness of the launch provider, weather conditions, and other factors, many of which are beyond our control.

4

The SpaceMobile Service has not been launched and therefore has not yet generated any revenue. Following the launch and deployment of five Block 1 BB satellites, we currently plan to initiate a limited, noncontinuous SpaceMobile Service in targeted geographical areas, including in the United States, and seek to generate revenue from such service. Prior to initiating SpaceMobile Service in each jurisdiction, we will need to obtain regulatory approvals in each jurisdiction where we would provide such service and would need to enter into commercial agreements with MNOs relating to the offering of such service in each jurisdiction. We have received an initial license from the United States Federal Communications Commission (“FCC”) to launch and operate V, S and UHF frequencies to support gateway, feeder link and telemetry, tracking, and control operations for the first five Block 1 BB satellites in the United States. We have entered into a space-based wireless connectivity agreement with AT&T Services, Inc. (“AT&T Services”) to provide SpaceMobile Service to AT&T Services’ end users for use within the continental United States (excluding Alaska) and Hawaii. We also plan to enter into similar commercial agreements with Verizon in the United States. Before we begin providing full commercial SpaceMobile Service in the United States, we will need to obtain additional approvals from the FCC. We are expanding our efforts on ground infrastructure development for commercial readiness and integrating our SpaceMobile Service into the MNOs’ infrastructure to enable us to initiate commercial services.

Beginning in the first quarter of 2024, we have recognized revenue from completion of performance obligations under an agreement with a prime contractor for the U.S. Government and expect to continue to recognize revenue throughout 2024 as and when we complete the remaining performance obligations under the agreement. In 2024, we expect to begin generating revenue from the resale of gateway equipment and associated services to MNOs and other third parties. We believe initiation of limited, noncontinuous SpaceMobile Service, as well as completing the milestones under the agreement with a prime contractor for the U.S. Government, will help to demonstrate the advantages of our satellite-based Cellular Broadband service in the market. These market activities will commence while we continue the development and testing of the next generation of commercial BB satellites.

Our Block 2 BB satellites are expected to derive greater performance through the introduction of our own AST5000 Application Specific Integrated Circuit (“ASIC”) chip, which we believe will enable materially greater throughput capacity of up to 40 MHz per beam to support 120 Mbps peak data rates and up to 10,000 MHz of processing bandwidth per Block 2 BB satellite, require less power and offer a lower overall unit cost. As of the date of this prospectus, we have completed the design and tape-out of our ASIC chip. Until the qualification and assembly of our ASIC chip is complete, we expect to continue to manufacture and launch Block 2 BB satellites that are based on a FPGA (“Field Programmable Gate Arrays”) chip. The Block 2 BB satellites are expected to be approximately 2,400 square feet in size, almost 3.5 times bigger than the Block 1 BB satellites, and will have the largest phased array ever deployed in a LEO for commercial use exceeding the phased array of the BW3 test satellite and the Block 1 BB satellites. We believe the larger aperture array is expected to provide greater spectrum reuse, enhanced signal strength and increased capacity, thereby reducing the necessary number of satellites to achieve service coverage as compared to smaller apertures.

We continue to make progress towards the completion of the design and development of our Block 2 BB satellites. We believe we will benefit from the skills, technological expertise, and manufacturing know-how derived from the assembly and testing of our Block 1 BB satellite in the development and assembly of our Block 2 BB satellites. We are vertically integrated for manufacturing of satellite components and subsystems to reduce our dependency on suppliers, ensure timely supply of satellite components and subsystems to meet our launch timeline, and lower the overall cost of BB satellites. We own or license the IP and control the manufacturing process, either internally or with contract manufacturers, for approximately 95% of the sub-systems planned to be used in our Block 2 BB satellites. We began the design and development of the Block 2 BB satellites prior to the design and development of Block 1 BB satellites. We have secured agreements and placed orders for procurement of components and subsystems required for manufacturing of Block 2 BB satellites. We have commenced manufacturing the components and subsystems for Block 2 BB satellites. We have entered into an agreement with a launch service provider to launch the first Block 2 BB satellite. While the agreement has a preliminary launch window in the first quarter of 2025, the agreement allows us to alter the launch window, at our option and at no additional cost, subject to the launch vehicle provider’s launch schedule availability. The exact timing of the launch has not been determined and is contingent on a number of factors, including satisfactory and timely completion of the design, assembly and testing of the Block 2 BB satellite, regulatory approvals, availability of launch windows by the launch providers, logistics, and other factors, many of which are beyond our control.

5

We are developing a phased satellite deployment plan and corresponding commercial launch plan of the SpaceMobile Service based on targeted geographical areas to provide the SpaceMobile Service to the most commercially attractive MNO markets. This prioritization of coverage is designed to minimize the capital required to initiate and operate commercial service that generates cash flows from operating activities sooner. We expect that such a successful commercial service would enable us to attract additional capital to continue to assemble and launch additional BB satellites to expand our capacity and geographic coverage area, although there can be no assurance that such capital would be available on terms acceptable to us, or at all.

We plan to achieve service in the selected, targeted geographical areas with the launch and operation of 25 BB satellites and achieve substantial service in all targeted geographical areas to meet our long term business goals with the launch and operation of approximately 95 BB satellites. We anticipate launching and deploying additional satellites beyond the initial 95 satellites in order to enhance coverage and system capacity in response to incremental market demand. Our current plan is subject to numerous uncertainties, many of which are beyond our control, including timely supply of materials and components, satisfactory and timely completion of design, assembly and testing of the satellites, availability of launch vehicles aligned with our timeline, availability of launch windows by the launch providers, proposed orbits and resulting satellite coverage, launch costs, ability to enter into agreements with MNOs, regulatory approvals, our ability to raise capital, and other factors. We may adopt a strategy for commercial launch of the SpaceMobile Service, including the nature and type of services offered and the geographic areas where we may launch such services, that may differ materially from our current plan.

Our principal executive offices are located at Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, and our telephone number is (432) 276-3966. Our website address is www.ast-science.com. Information contained on, or that can be accessed through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

6

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner set forth in the applicable prospectus supplement, which may include general corporate purposes.

7

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. The following summary is not intended to be a complete summary of the rights and preferences of our securities. The full text of the Charter and the Bylaws is included as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the applicable provisions of Delaware law, the Charter and the Bylaws in their entirety for a complete description of the rights and preferences of our securities. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

Authorized and Outstanding Capital Stock

Our Charter authorizes the issuance of 1,225,000,000 shares, of which 800,000,000 shares are shares of Class A Common Stock, par value $0.0001 per share, 200,000,000 shares are shares of Class B Common Stock, par value $0.0001 per share, 125,000,000 shares are shares of Class C Common Stock, par value $0.0001 per share, and 100,000,000 shares are shares of preferred stock, par value $0.0001 per share.

As of September 3, 2024, we had approximately 158,039,342 shares of Class A Common Stock, 39,747,447 shares of Class B Common Stock, 78,163,078 shares of Class C Common Stock and approximately 7,152,743 Public Warrants and 4,003,125 private placement warrants to purchase 11,155,868 shares of Class A Common Stock, issued and outstanding. As of such date, there were 27 holders of record of Class A Common Stock, four holders of record of Class B Common Stock, one holder of record of Class C Common Stock and three holders of record of warrants.

Common Stock

Voting

Under our Charter, holders of Class A Common Stock, Class B Common Stock and Class C Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A Common Stock and Class B Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Prior to the Sunset Date, the holders of Class C Common Stock are entitled to the lesser of (i) 10 votes per share and (ii) the Class C Share Voting Amount on all matters submitted to stockholders for their vote or approval. From and after the Sunset Date, which, as defined in the Stockholders’ Agreement, is the earliest to occur of (i) the retirement or resignation of Avellan from the Board of Directors, (ii) the date on which Avellan and his permitted transferees beneficially own less than 20% of the Class A Common Stock that Avellan beneficially owns as of immediately after the closing of the initial business combination contemplated by the Equity Purchase Agreement and (iii) Avellan’s death or permanent incapacitation, holders of Class C Common Stock will be entitled to one vote per share.

As of September 3, 2024, Avellan and his permitted transferees control, as a group, approximately 79.8% of the combined voting power of the Common Stock as a result of their ownership of all of the Class C Common Stock. Accordingly, Avellan controls the Company’s business policies and affairs and can control any action requiring the general approval of its stockholders, including the election of our Board of Directors, the adoption of amendments to its certificate of incorporation and bylaws and approval of any merger or sale of substantially all of its assets. Until the Sunset Date, Avellan will continue to control the outcome of matters submitted to the stockholders.

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Dividends

The holders of Class A Common Stock are entitled to receive dividends, as and if declared by our Board of Directors out of legally available funds. With respect to stock dividends, holders of Class A Common Stock must receive Class A Common Stock.

The holders of Class B Common Stock and Class C Common Stock will not have any right to receive dividends other than stock dividends consisting of shares of Class B Common Stock or Class C Common Stock, as applicable, in each case paid proportionally with respect to each outstanding share of Class B Common Stock or Class C Common Stock.

Liquidation or Dissolution

Upon our liquidation or dissolution, the holders of all classes of Common Stock are entitled to their respective par value, and the holders of Class A Common Stock will then be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class B Common Stock and Class C Common Stock will not have any right to receive a distribution upon a liquidation or dissolution of the Company.

Conversion, Transferability and Exchange

Subject to the terms of the A&R Operating Agreement, the members of AST LLC (other than the Company) may from time to time cause AST LLC to redeem any or all of their units of ownership interest in AST LLC that entitle the holder thereof to the distributions, allocations and other rights under the A&R Operating Agreement in exchange for, at the Company’s election (subject to certain exceptions), either cash (based on the market price for a share of the Class A Common Stock) (the “Existing Equityholder Cash Out”) or shares of Class A Common Stock (the “Existing Equityholder Share Settlement”); provided that the Company’s election to effect such redemption as an Existing Equityholder Cash Out or an Existing Equityholder Share Settlement must be approved by a committee of our Board of Directors comprised solely of directors who were not nominated pursuant to the Stockholders’ Agreement or other contractual right by, and are not otherwise affiliated with, holders of Class B Common Stock or Class C Common Stock. At the Company’s election, such transaction may be effectuated via a direct exchange of Class A Common Stock or cash by the Company for the redeemed AST LLC Common Units (an “Existing Equityholder Direct Exchange”).

Our Charter provides that (a) if a holder of Class B Common Stock exercises either the Existing Equityholder Cash Out, or the Existing Equityholder Share Settlement or the Existing Equityholder Direct Exchange (collectively, the “Existing Equityholder Conversion”), then the number of shares of Class B Common Stock held by such holder equal to the number of AST LLC Common Units so redeemed, cashed out or exchanged will automatically be cancelled by the Company for no consideration, and (b) if a holder of Class C Common Stock (i) exercises the Existing Equityholder Cash Out or (ii) exercises the Existing Equityholder Share Settlement or the Existing Equityholder Direct Exchange and subsequently transfers the Class A Common Stock issued in connection with such redemption and exchange to a person or entity other than Avellan and his permitted transferees, then the number of Class C Common Stock held by such holder equal to the number of AST LLC Common Units so redeemed and exchanged then transferred or cashed out will automatically be cancelled by the Company for no consideration. If Avellan and his permitted transferees exercise the Existing Equityholder Conversion, then the voting power of the Class C Common Stock is reduced commensurate with the voting power of the newly issued Class A Common Stock. The voting power of the Class C Common Stock will be further adjusted if Avellan or his permitted transferees transfer Class A Common Stock to a person or entity that is not Avellan or his permitted transferees.

We may not issue Class B Common Stock or Class C Common Stock such that after the issuance of Class B Common Stock or Class C Common Stock the holder of such stock does not hold an identical number of AST LLC Common Units.

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Other Provisions

None of the Class A Common Stock, Class B Common Stock or Class C Common Stock has any preemptive or other subscription rights.

Preferred Stock

We are authorized to issue up to 100,000,000 shares of preferred stock. Our Board of Directors is authorized, subject to limitations prescribed by Delaware law and our Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. Our Board of Directors will also be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock, which could have a negative impact on the market price of the Class A Common Stock.

Exclusive Forum

Our Bylaws provide that, to the fullest extent permitted by law, and unless we provide notice in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or to our stockholders by any of our directors, officers or stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware (the “DGCL”), our Charter or our Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Our Bylaws further provide that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Anti-Takeover Effects of Provisions of Our Charter and Our Bylaws

The provisions of our Charter and our Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interests, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock.

Our Charter and our Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and that may have the effect of delaying, deferring or preventing our future takeover or change in control unless such takeover or change in control is approved by our Board of Directors.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders. Our Charter provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Charter and our Bylaws also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by applicable law, special meetings of the stockholders can only be called by our Board of Directors, the chairman of our Board of Directors, or, until the earlier of (i) the Sunset Date or (ii) the time we are no longer a “controlled company,” by our secretary at the request of holders representing a majority of the total voting power of our issued and outstanding capital stock entitled to vote in the election of directors, voting together as a single class. Except as described above, stockholders are not permitted to call a special meeting or to require our Board of Directors to call a special meeting.

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Advance Notice Procedures. Our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, and for stockholder nominations of persons for election to our Board of Directors to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although our Bylaws do not give our Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Authorized But Unissued Shares. Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, subject to, in the case of the Class A Common Stock, the rules of the securities exchange on which the Class A Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of AST LLC Common Units and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock, coupled with the extraordinary voting right of the Class C Common Stock, could render more difficult or discourage an attempt to obtain control of a majority of our Common Stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders. Our Charter provides that we are not subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with an “interested stockholder” (which includes a person or group owning 15% or more of the corporation’s voting stock) for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we are not subject to any anti-takeover effects of Section 203.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter provides that to the fullest extent permitted by the DGCL, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Our Bylaws provide that we will provide our directors and officers with indemnification and advancement and prepayment of expenses to the fullest extent permitted by law. We have entered into indemnification agreements with each of our executive officers and directors that provide them, in general, with indemnification to the fullest extent provided by law in connection with their service to us or on our behalf.

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Registration Rights Agreements

In connection with New Providence Acquisition Corp.’s initial public offering, we entered into that certain Registration and Stockholder Rights Agreement, dated as of September 13, 2019 (the “2019 Registration Rights Agreement”), by and among the Company, the Sponsor and the other parties thereto (collectively, the “2019 Holders”) pursuant to which we granted the 2019 Holders certain registration rights with respect to, among other things, the private placement warrants and the shares of Class A Common Stock that were issued at the Closing upon conversion of the 2019 Holders’ founder shares. The 2019 Holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the 2019 Holders have certain “piggy-back” registration rights and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

On December 16, 2020, we entered into subscription agreements (the “PIPE Subscription Agreements”) with investors who participated in the Private Investment in Public Equity Investment (such investors, the “PIPE Investors”), pursuant to which we (i) issued an aggregate of 23,000,000 shares of Class A Common Stock to the PIPE Investors at the Closing and (ii) agreed to register such shares.

At the Closing, we entered into the Registration Rights Agreement, dated as of April 6, 2021, by and among the Company, the Sponsor and the Existing Equityholders (collectively, the “Holders,” such agreement, the “2021 Registration Rights Agreement” and, together with the 2019 Registration Rights Agreement, the “Registration Rights Agreements”) pursuant to which we granted the Holders certain registration rights with respect to the registrable securities of the Company. Among other things, the 2021 Registration Rights Agreement requires us to register the shares of Class A Common Stock issued in connection with the Business Combination and any shares of Class A Common Stock issued upon the redemption of any AST LLC Common Units. The Holders are entitled to: (i) make a written demand for registration under the Securities Act of all or part of their shares of Class A Common Stock (up to a maximum of two demands in any 12-month period) and not more than five times in the aggregate and only if the offering will include registrable securities with a total offering price reasonably expected to exceed, in the aggregate, $50.0 million, and (ii) “piggy-back” registration rights to registration statements filed following the Business Combination. We will bear all of the expenses incurred in connection with the filing of any such registration statement.

On January 16, 2024, we entered into a Convertible Security Investment Agreement (the “Investment Agreement”) with AT&T, Google LLC, and Vodafone (together, the “Investors”), pursuant to which the Investors purchased subordinated convertible notes for an aggregate principal amount of $110.0 million (such notes, the “Notes”). On January 22, 2024, in connection with the Investment Agreement, we entered into an Investor and Registration Rights Agreement (the “Investor and Registration Rights Agreement”) with each of the Investors pursuant to which we granted the Investors certain registration rights with respect to their registrable securities of the Company. Among other things, the Investor and Registration Rights Agreement requires us to register the shares of Class A Common Stock issuable upon conversion of the Notes. The Investors will be entitled to (i) make a written demand for registration under the Securities Act of all or part of their shares of Class A Common Stock (up to a maximum of three demands) and only if the offering will include registrable securities with a total offering price reasonably expected to exceed, in the aggregate, $50.0 million, and (ii) “piggy-back” registration rights to registration statements filed in the future. We will bear all of the expenses incurred in connection with the filing of any such registration statement.

On May 23, 2024, Verizon Ventures became a party to the Investment Agreement, pursuant to which Verizon Ventures purchased a subordinated convertible note for an aggregate principal amount of $35.0 million (such note, the “Verizon Convertible Note” and such investment, the “Verizon Investment”). The Verizon Convertible Note has the same terms as the Notes except that the Verizon Convertible Note will bear interest only from its date of issuance. In connection with the Verizon Investment, Verizon Ventures executed a joinder to become a party to the Investor and Registration Rights Agreement.

On June 4, 2024, we, the Holders and Antares entered into Amendment No. 1 and Joinder to Registration Rights Agreement (the “Registration Rights Agreement Amendment”), which amends certain terms and conditions of the 2021 Registration Rights Agreement. The Registration Rights Agreement Amendment removes Invesat as a party and adds Antares as a party to the Registration Rights Agreement as well as assigning and designating all of the rights and obligations of Invesat under the 2021 Registration Rights Agreement to Antares. Additionally, the Registration Rights Agreement Amendment streamlines the process for effecting blocker merger transactions as provided under A&R Operating Agreement.

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Transfer Agent and Registrar

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company. Each person investing in our Class A Common Stock held through The Depository Trust Company must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of our Class A Common Stock.

For as long as any shares of our Class A Common Stock are listed on Nasdaq or on any other stock exchange operating in the United States, the laws of the State of New York shall apply to the property law aspects of our Class A Common Stock (including securities exercisable for or convertible into our Class A Common Stock) reflected in the register administered by our transfer agent.

We have listed shares of our Class A Common Stock in registered form and such shares, through the transfer agent, will not be certificated. We have appointed Continental Stock Transfer & Trust Company as our agent in New York to maintain our stockholders’ register on behalf of our Board of Directors and to act as transfer agent and registrar for our Class A Common Stock. Shares of our Class A Common Stock are traded on Nasdaq in book-entry form.

The warrant agent for the warrants is Continental Stock Transfer & Trust Company.

Listing of Class A Common Stock and Warrants

Our Class A Common Stock and Public Warrants (as discussed below) are listed on Nasdaq under the symbols “ASTS” and “ASTSW,” respectively.

Debt Securities—Senior Debt Securities and Subordinated Debt Securities

We may sell debt securities, including senior debt securities and subordinated debt securities, which may be senior or subordinated in priority of payment. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of any debt securities that we may issue from time to time.

As required by U.S. federal law for all bonds and notes of companies that are publicly offered, our debt securities will be governed by a document called an indenture. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture, in each case, with the specific terms and conditions set forth in a supplemental indenture or company order.

Unless otherwise stated in the applicable prospectus supplement, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement relating to any series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.

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United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect the debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The law governing the indenture and the debt securities will be identified in the prospectus supplement relating to the applicable indenture and debt securities.

Depositary Shares

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the depositary shares and depositary receipts that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future depositary shares or depositary receipts we may offer under this prospectus, we will describe the particular terms of any depositary shares or depositary receipts that we may offer in more detail in the applicable prospectus supplement.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of deposit agreement that describes the terms of the depositary shares and depositary receipts we may offer before the issuance thereof. The following summary is subject to, and qualified in its entirety by reference to, all provisions of the deposit agreement applicable to a particular offering of depositary shares or depositary receipts. We urge you to read any applicable prospectus supplement related to the depositary shares or depositary receipts that we sell under this prospectus, as well as the complete deposit agreement. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each deposit agreement relating to depositary shares or depositary receipts offered under this prospectus.

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Description of Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred stock issued and deposited with a depositary to be designated by us. The fraction or the multiple of a share of preferred stock that each depositary share represents will be set forth in the applicable prospectus supplement. We will deposit the preferred shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company that we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement. While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares. In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders. The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

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Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide. After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the applicable prospectus supplement.

Conversion or Exchange

The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, common stock or other securities into which the preferred stock is to be converted or for which it will be exchanged. The exchange or conversion rate per depositary share will be equal to:

●	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

●	plus all money and any other property represented by one depositary share; and

●	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

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The depositary shares, as such, cannot be converted or exchanged into other preferred stock, common stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or common stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary, registrar or transfer agent, or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement will automatically terminate if:

●	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;

●	each share of preferred stock has been converted into or exchanged for common stock; or

●	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement will expressly limit our obligations and the obligations of the depositary. It will also limit our liability and the liability of the depositary as follows:

●	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;

●	we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

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●	we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of a notice of resignation or removal of the depositary, we will appoint a successor depositary.

Redeemable Warrants

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. The Public Warrants will expire on April 6, 2026, five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. We may issue additional Public Warrants under the Warrant Agreement. Any warrants issued following the date of this prospectus under the Warrant Agreement shall have the same terms as the Public Warrants, except as may be agreed upon by the Company and set forth in a prospectus supplement to this prospectus.

We are not obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable, and we will not be obligated to issue shares of Class A Common Stock upon exercise of a Public Warrant unless, if at the time, the Class A Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such warrant, and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any Public Warrant.

We are obligated to file and maintain an effective registration statement under the Securities Act covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants and to use commercially reasonable best efforts to cause such registration statement to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. Pursuant to such obligations, on June 10, 2022, we filed a registration statement on Form S-3 that became effective on July 1, 2022 covering the shares of Class A Common Stock issuable upon exercise of the Public Warrants. Notwithstanding the above, if Class A Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, and in the event we do not so elect, we will use our commercially reasonable best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

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We may call the Public Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder; and

●	if, and only if, the last reported sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading-day period ending three trading days before we send the notice of redemption to the Public Warrant holders.

We may not exercise our redemption right if the issuance of shares of Class A Common Stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is, at the time of the call, a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each Public Warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Public Warrants, multiplied by the difference between the exercise price of the Public Warrants and the “fair market value” (as defined below) over the exercise price of the Public Warrants, by (y) the fair market value. Solely for the purposes of this calculation, the “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If we select this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants. If we call our Public Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that, after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.

On August 28, 2024, we called the Public Warrants for redemption. Each Public Warrant entitles the holder thereof to purchase one share of Class A Common Stock at a cash price of $11.50 per Public Warrant exercised. Public Warrants may only be exercised for cash. Any Public Warrants that remain outstanding at 5:00 p.m. New York City time on September 27, 2024 will be redeemed for a redemption price of $0.01 per Public Warrant.

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If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on the exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value (as defined below) will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value (as defined below). For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion, and (ii) “fair market value” means the volume weighted average price of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (i) as described above, (ii) certain ordinary cash dividends (initially defined as up to $0.50 per share in a 365 day period), (iii) to satisfy the redemption rights of the holders of Class A Common Stock in connection with the Closing, or (iv) to satisfy the redemption rights of the holders of Class A Common Stock in connection with a stockholder vote to amend our Charter with respect to any provision relating to stockholders’ rights, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on the exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

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In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer that the holder of the Public Warrants would have received if such holder had exercised its warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or so quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the Public Warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the Public Warrant holder for the loss of the option value portion of the warrant due to the requirement that the Public Warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model (as defined in the Warrant Agreement) is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants are issued in registered form under the Warrant Agreement. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then-outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the order of the warrant agent, or by wire transfer to the warrant agent, for the number of warrants being exercised. The Public Warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Common Stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the shares of Class A Common Stock issuable upon exercise of the private placement warrants) are not redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

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If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants, by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Other Warrants

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each warrant agreement and warrant certificate relating to warrants offered under this prospectus.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	United States federal income tax consequences applicable to the warrants;

●	whether the warrants are to be sold separately or with other securities as part of units;

●	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and any security included in that unit;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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●	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Purchase Contracts

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. The purchase contracts may be issued separately or as a part of units consisting of one or more purchase contracts and beneficial interests in our debt or equity securities or debt obligations of third parties, including U.S. Treasury securities, any other security described in the applicable prospectus supplement, or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner. In certain circumstances, we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing the holder’s obligations under the original purchase contract. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. Material United States federal income tax considerations applicable to the purchase contracts will also be discussed in the applicable prospectus supplement. The description in the prospectus supplement will only be a summary, and you should read the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each purchase contract relating to the purchase or sale of debt or equity securities issued by us under this prospectus.

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Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

Subscription Rights

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our common stock, preferred stock or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our common stock, preferred stock or debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which we may enter into in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, which will be filed with the SEC if we offer subscription rights. We urge you to read the applicable subscription rights certificate and any applicable prospectus supplement in their entirety.

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PLAN OF DISTRIBUTION

We may sell, transfer or otherwise dispose of the securities covered by this prospectus in any of the following ways (or in any combination thereof):

●	to or through underwriters or dealers;

●	through agents; or

●	directly to one or more purchasers.

These dispositions may be at fixed prices (which may change), at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

To the extent required by law, a prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, as applicable:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of the securities, they will acquire such securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The prospectus supplement will set forth the conditions to these contracts and the commissions we must pay for solicitation of these contracts.

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We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than Class A Common Stock and Public Warrants, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters that are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Regulation M under the Exchange Act during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by McGuireWoods LLP, Richmond, Virginia.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and December 31, 2022 and for each of the years in the two-year period ended December 31, 2023 incorporated by reference in this prospectus and in the Registration Statement have been so incorporated in reliance of the report of KPMG LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.ast-science.com. The information on, or that can be accessed through, our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024;

●	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2024, filed with the SEC on May 15, 2024, and for the quarterly period ended June 30, 2024, filed with the SEC on August 14, 2024;

●	our Current Reports on Form 8-K filed with the SEC on January 18, 2024, January 23, 2024, January 29, 2024, May 6, 2024, May 29, 2024, June 4, 2024, June 7, 2024, June 25, 2024, June 25, 2024, July 25, 2024, August 28, 2024 and September 4, 2024 (excluding any information furnished in such reports under Item 2.02 or Item 7.01); and

●	the description of our common stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (432) 276-3966, or by sending a written request to AST SpaceMobile, Inc., Midland International Air & Space Port, 2901 Enterprise Lane, Midland, Texas 79706, Attention: Secretary.

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AST SPACEMOBILE, INC.

9,450,268 shares

Class A Common Stock

PROSPECTUS SUPPLEMENT

Placement Agent and Financial Advisor

UBS Investment Bank

Financial Advisor

ICR Capital LLC

June 25, 2025